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CERTIFIED A TRUE COPY
                                                                  NUMBER: 329407
/s/ [ILLEGIBLE]
----------------------
Solicitor

                                     [LOGO]



                                   CERTIFICATE
                                       OF
                                 CHANGE OF NAME

                                   COMPANY ACT



           CANADA

PROVINCE OF BRITISH COLUMBIA



                              I Hereby Certify that

                            WORLD TEC INDUSTRIES INC.


                        has this day changed its name to

                            SOLUCORP INDUSTRIES LTD.




                              Issued under my hand at Victoria, British Columbia
                                              on August 18, 1994


                                                 /s/ JS Powell
[SEAL]

                                                JOHN S. POWELL
                                            Registrar of Companies